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                                                                    EXHIBIT 10.3

                          TECHNOLOGY TRANSFER CONTRACT

Party A (hereinafter "HX"): [CHINESE CHARACTERS]

Party B (hereinafter "3S"): Sensor System Solutions, Inc.

Party C (hereinafter "GENESIS"): Hongkong Great Genesis Group Co., LTD

Joint venture (hereinafter "USAI"): [CHINESE CHARACTERS](Universal Sensor Application, Inc.)

OVERALL

1.1 All parties agree to establish a joint venture - Universal Sensor Application Inc. in the Wuhan East Lake development zone. This joint venture will combine 3S's advanced sensor manufacturing technology with superb position in the auto spare parts market of Hubei HengLong Group whose subsidiaries includes HX and GENESIS to produce sensor modules for domestic and foreign automotive market and other industries.

1.2 The registered capital of the joint venture will be USD 10 million. HX will invest USD 1 million in cash and other assets, 3S will invest USD 3 million with technology and other related assets, and GENESIS will invest USD 6 million in cash and other assets. All parties will sign this agreement as an effective appendix of the joint venture contract.

TECHNOLOGY TO BE TRANSFERRED

2.1   All of 3S' existing sensor related technology.

2.2   Technology include but not limited to: Micro-Electro-Mechanical Systems
      (MEMS) integration technology, fabrication technology of MEMS silicon pressure sensor, MEMS vacuum package technology, thin film sensor technology, Silicon-on-Metal sensor technology, application specific integrated circuit for analog signal conditioning, etc.

TECHNOLOGY TRANSFER

3.1 3S will transfer above technology to USAI and will give USAI the exclusive right to use them in China. The right will be assessed and accounted for 3S' USD 3 million investment.

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3.2   The value of the above right should be assessed by an organization or personnel that are agreed by three parties.

3.3 3S will provide HX and GENESIS with a detail technology list and an assessment report before signing the joint venture agreement. This technology list must include certificate or proof of patent or know-how, and illustrations of applications.

3.4 3S guarantees that these transferred technologies can be used for mass production.

3.5 To facilitate the preparation work for production and management, 3S will provide a complete set of document for these technologies after the foundation of this joint venture. 3S will also promptly transfer any newly developed sensor related technology to the joint venture without additional charge to assure that USAI can keep up with 3S' new product introduction.

3.6 3S guarantees that it will not transfer any of the above technologies and new sensor related technologies to any other organizations or persons in China. 3S will forbid the transferee to use any of the above technologies in china or transfer to China if 3S transfer any of the above technologies outside of China.

3.7 HX, GENESIS and USAI guarantee not to transfer the above technologies in any form or shape to any organizations or persons unless there is a written agreement by 3S.

MARKET

4.1 3S will gradually transfer its customers in China and Asia to USAI whenever USAI is ready for volume production.

4.2 USAI's market is mainly in China and Asia; it can also export to other regions and countries. However, USAI needs to get 3S's approval beforehand if 3S already in these regions or countries.

4.3 USAI can sell its product under its label or with 3S's label. It can also use 3S's sales channel and market with 3S's approval.

TECHNOLOGY DEVELOPMENT

5.1 USAI will establish a sensor R&D center, and will cooperate with universities in China to develop new products and the new sensing technologies.

5.2 USAI will own all new products and new technologies developed by this joint venture.

OTHERS

6.1 This contract along with the technology list and the technology assessment report are attachments of the join venture agreement.

6.2 There will be four copies of originally signed contract. HX, GENESIS, 3S and USAI each will own one copy. There will be several duplicate copies for business

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      application and registration.

6.3 The effective date of this contract is the same as the date on the joint venture contract.

[CHINESE CHARACTERS]

SENSOR SYSTEM SOLUTIONS, INC.

CHINA AUTOMOTIVE SYSTEMS, INC.